Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form F-1 of our report dated March 31, 2020, relating to the consolidated financial statements of Castor Maritime Inc. and subsidiaries appearing in the Annual Report on Form 20-F of Castor Maritime Inc. for the year ended December 31, 2019, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ Deloitte Certified Public Accountants S.A.
Athens, Greece
June 5, 2020